Exhibit 99.1

Applied DNA Second Fiscal Quarter 2021 Financial Results Feature 384% Year-Over-Year Growth in Revenues

–Revenues of $2.7 Million Compare with $0.6 Million a Year-Ago and $1.6 Million in the First Quarter of Fiscal 2021 –

STONY BROOK, N.Y. - May 13, 2021 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (the “Company”), a leader in Polymerase Chain Reaction (PCR)-based DNA manufacturing, today announced consolidated financial results for the three and six months ended March 31, 2021.

“We are pleased to deliver a strong fiscal second quarter with year-over-year revenue growth of 384%, capping an impressive first half of the fiscal year distinguished by demand for our COVID-19 diagnostics and surveillance testing offerings (cumulatively “COVID-19 testing business”),” said Dr. James A. Hayward, president and CEO, Applied DNA. “Our strategic and operational execution across non-COVID-19 testing initiatives was also notable: we launched our first-ever clinical trial for a therapeutic candidate in the form of a LinearDNA™ COVID-19 vaccine candidate for the veterinary market; advanced our cGMP capabilities and compliance roadmap that is a precursor to securing more lucrative CMO relationships and lays the foundation potentially to disrupt the market for the manufacturing of nucleic acid-based therapies; established a recurring revenue stream from the dietary supplements industry via Nutrition21’s use of our CertainT platform; strengthened our capital position, and deepened the management team to support our growth goals.”

Continued Dr. Hayward, “Our COVID-19 testing strategy is increasingly informed by the acceleration in vaccine distribution. While traditional positive/negative testing remains a component of our go-to-market strategy, we believe that we are well-positioned despite increasing vaccination rates given our ability to detect SARS-COV-2 mutations. The expansion of our COVID-19 product portfolio with our Selective Genomic Surveillance™ (SGS™) Panel and expanded intended use of our EUA for our LineaTM COVID-19 Assay Kit to include asymptomatic serial screening testing reflects a differentiated capability that expands our addressable market to include populations that can serve as a nexus for vaccinated and under-vaccinated populations coming together with increasing frequency, such as skilled nursing facilities, and supports the reopening of schools and workplaces. With our newly expanded intended use, together with the receipt of a New York clinical laboratory permit and CLIA certification for COVID-19 testing using EUA-authorized methods and devices by our Applied DNA Clinical Labs, LLC subsidiary, we believe our COVID-19 testing business presents a compelling opportunity for continued top-line growth.

“During the second half of the fiscal year, we will focus on positioning our COVID-19 testing business for the expected ongoing need for tests and services to support clients’ reopening strategies. While today our SGS Panel is available on a research use only (RUO) basis, our logical next step would be to seek an EUA to bring this critical tool out from the lab and to every Emergency Room and other healthcare providers that serve as the first line of defense against coronavirus variants to potentially inform their use of monoclonal antibody and convalescent plasma therapies. Concurrently and in line with our phased approach to cGMP that is further bolstered by preliminary positive neutralizing antibody results in domestic felines in our LinearDNA COVID-19 vaccine candidate clinical trial, we intend to explore an expansion of our LinearDNA-based therapeutic pipeline into classes of therapies that will best utilize the many benefits of our LinearDNA platform.

“While the speed and shape of the global recovery and timing of its impact on our supply chain security business remain uncertain, over the past year, we have seen brands and their supply chains put more emphasis on supply chain security and transparency to enhance their market position exiting the pandemic. We continue to position our CertainT® platform as an enabler of the trust that both brands and consumers seek in a post-pandemic world, which, following the passage of the Uyghur Forced Labor Prevention Act, has further catalyzed our interest in leveraging our deep expertise in cotton genotyping and new next-generation sequencing capability to support brands’ regulatory requirements and ethical responsibilities.”

Concluded Dr. Hayward, “Our strong balance sheet affords us substantial strategic and operational flexibility, as well as the ability to make both short- and longer-term investments in our businesses. We believe these investments in R&D and pre-commercial and commercial initiatives further enhance our growth profile.”

Fiscal Second Quarter 2021 Financial Highlights:

•	Revenues increased 384% for the second quarter of fiscal 2021 to $2.7 million, compared with $552 thousand reported in the same period of the prior fiscal year and increased 65% from $1.6 million for the first quarter of fiscal 2021. The increase in revenues year over year was due primarily to an increase in service revenues of approximately $1.4 million and an increase of $767 thousand in product revenues. The increase in service revenue was primarily from revenues derived from our safeCircle™ COVID-19 surveillance testing. The increase in product revenue was mainly attributable to an increase in sales of our Linea™ COVID-19 Assay Kit.
•	Total operating expenses increased to $4.6 million for the second fiscal quarter of 2021, compared with $3.0 million in the prior fiscal year’s second quarter. This increase is primarily attributable to an increase in payroll of $315 thousand for staffing of Applied DNA Clinical Labs, LLC (ADCL), as well as an increase of $277 thousand for supplies and equipment to operate the ADCL laboratory. The increase in operating expenses also related to an increase in stock-based compensation expense of $422 thousand relating to officer stock option grants that vested immediately. The increase is also the result of increases in research and development expenses of $171 thousand and depreciation and amortization of $133 thousand.
•	Net loss applicable to common stockholders for the quarter ended March 31, 2021 was $1.5 million, or $0.21 per share, compared with a net loss of $3.0 million, or $0.79 per share, for the quarter ended March 31, 2020.
•	Excluding non-cash expenses, Adjusted EBITDA was negative $1.5 million and negative $2.6 million for the quarters ended March 31, 2021 and 2020, respectively. See below for information regarding non-GAAP measures.
•	Cash and cash equivalents stood at $13.9 million on March 31, 2021, compared to $7.8 million as of September 30, 2020.

Six-Month Financial Highlights:

•	Revenues increased 262% for the first six months of fiscal 2021 to $4.3 million, compared with $1.2 million reported in the same period of the prior fiscal year. The increase in revenues year over year was due primarily to an increase in service revenues of approximately $2.0 million and an increase of $1.1 million in product revenues. The increase in service revenue was primarily from revenues derived from our safeCircle COVID-19 surveillance testing. The increase in product revenue was mainly attributable to an increase in sales of our Linea Assay Kit.
•	Total operating expenses increased to $9.0 million for the first six months of fiscal 2021, compared with $6.1 million in the same period of the prior fiscal year. This increase is primarily attributable to an increase in payroll of $1 million. The increase in payroll relates to additional headcount to staff at ADCL, as well as an increase for officer bonuses. The increase in operating expenses also related to an increase in stock-based compensation expense of $725 thousand primarily relating to officer stock option grants that vested immediately.
•	Net loss applicable to common stockholders for the six-months ended March 31, 2021 was $6.3 million, or $1.00 per share, compared with a net loss of $5.6 million, or $1.76 per share, for the first six months of fiscal 2020.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $3.9 million for the first six months of fiscal 2021, compared to negative $5.0 million for the same period in the prior fiscal year. See below for information regarding non-GAAP measures.

Fiscal Second Quarter 2021 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal second quarter-end 2021 results on Thursday, May 13, 2021 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=YaMBr3pT

Replay (available 1 hour following the conclusion of the live call through May 21, 2021):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10154121
•	Webcast replay: https://services.choruscall.com/mediaframe/webcast.html?webcastid=YaMBr3pT

For those unable to attend the live call, a copy of management’s PowerPoint presentation will be available for review under the ‘IR Calendar’ section of the company’s Investor Relations web site: https://adnas.com/molecular-based-security/investor-relations-calendar/

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is commercializing LinearDNA™, its proprietary, large-scale polymerase chain reaction (“PCR”)-based manufacturing platform that allows for the large-scale production of specific DNA sequences.

The LinearDNA platform has utility in the nucleic acid-based in vitro diagnostics and preclinical nucleic acid-based drug development and manufacturing market. The platform is used to manufacture DNA for customers as components of in vitro diagnostic tests and for preclinical nucleic acid-based drug development in the fields of adoptive cell therapies (CAR T and TCR therapies), DNA vaccines (anti-viral and cancer), RNA therapies, clustered regularly interspaced short palindromic repeats (CRISPR) based therapies, and gene therapies. Applied DNA has also established a COVID-19 diagnostic and testing offering that is in the early stages of commercialization and is grounded in the Company’s deep expertise in DNA.

The LinearDNA platform also has non-biologic applications, such as supply chain security, anti-counterfeiting and anti-theft technology. Key end-markets include textiles, pharmaceuticals and nutraceuticals, and cannabis, among others.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under ticker symbol ‘APPDW.’

Applied DNA is a member of the Russell Microcap® Index.

About the Linea™ COVID-19 Assay Kit and the Linea™ COVID-19 Selective Genomic Surveillance™ (SGS) Mutation Panel

The LineaTM COVID-19 Assay Kit is a real-time RT-PCR test intended for the qualitative detection of nucleic acid from SARS-CoV-2 in respiratory specimens including anterior nasal swabs, self-collected at a healthcare location or collected by a healthcare worker, and nasopharyngeal and oropharyngeal swabs, mid-turbinate nasal swabs, nasopharyngeal washes/aspirates or nasal aspirates, and bronchoalveolar lavage (BAL) specimens collected by a healthcare worker from individuals who are suspected of COVID-19 by their healthcare provider (HCP). The test is also intended for use with anterior nasal swab specimens that are self-collected in the presence of an HCP from individuals without symptoms or other reasons to suspect COVID-19 when tested at least weekly and with no more than 168 hours between serially collected specimens. The scope of the Linea™ COVID-19 Assay Kit EUA, as amended, is expressly limited to use consistent with the Instructions for Use by authorized laboratories, certified under the Clinical Laboratory Improvement Amendments of 1988 (CLIA) to perform high complexity tests. The EUA will be effective until the declaration that circumstances exist justifying the authorization of the emergency use of in vitro diagnostics for detection and/or diagnosis of COVID-19 is terminated or until the EUA’s prior termination or revocation. The diagnostic kit has not been FDA cleared or approved, and the EUA’s limited authorization is only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens.

The Company is offering surveillance testing in compliance with current CDC, FDA, and CMS guidances. The use of saliva and pooled sampling for surveillance testing, which has been internally validated by the Company in compliance with current surveillance testing guidances, is not included in the Company’s EUA authorization for the Linea™ COVID-19 Assay Kit. The Linea™ COVID-19 Selective Genomic Surveillance™ (SGS) Mutation Panel (the “SGS Panel”) is for Research Use Only (RUO) and shall not be used for clinical diagnostic purposes. The SGS Panel has not been approved or authorized to diagnose, ameliorate and/or detect any disease by any U.S. or international regulatory authority. In addition, all Next-Generation Sequencing services to be offered by the Company will be for Research Use Only (RUO) and shall not be used for clinical diagnostic purposes.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s or its partner’s diagnostic or therapeutic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (U.S. FDA), the U.S. Department of Agriculture (USDA) or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA, the USDA or equivalent foreign regulatory agencies, the unknown outcome of any applications or requests to U.S. FDA, USDA, equivalent foreign regulatory agencies and/or the New York State Department of Health, the unknown limited duration of any Emergency Use Authorization (EUA) approval from U.S. FDA, changes in guidances promulgated by the CDC, FDA and/or CMS relating to COVID-19 surveillance testing, disruptions in the supply of raw materials and supplies, the unknown ability to manufacture the vaccine candidates in large quantities, the fact that the safety and efficacy of the vaccine candidates has not yet been established, the unknown ability of the vaccine candidates to generate revenue or profit for Applied DNA, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 17, 2020, Quarterly Reports on Form 10-Q filed on February 11, 2021 and May 13, 2021 and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$13,925,997	$7,786,743
Accounts receivable, net of allowance of $20,830 and $11,968 at March 31, 2021 and September 30, 2020, respectively	2,186,442	194,319
Inventories	720,538	497,367
Prepaid expenses and other current assets	586,207	599,296
Total current assets	17,419,184	9,077,725

Property and equipment, net	2,422,628	1,277,655

Other assets:
Deposits	95,040	95,083
Goodwill	285,386	285,386
Intangible assets, net	559,346	605,330
Total Assets	$20,781,584	$11,341,179

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,780,072	$1,926,427
Promissory notes payable-current portion	-	329,299
Secured convertible notes payable , net of debt issuance costs	-	1,499,116
Deferred revenue	350,057	511,036
Total current liabilities	2,130,129	4,265,878

Long term accrued liabilities	31,467	848,307
Promissory notes payable-long term portion	-	517,488
Total liabilities	2,161,596	5,631,673

Commitments and contingencies (Note H)

Applied DNA Sciences, Inc. Stockholders’ Equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2021 and September 30, 2020, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2021 and September 30, 2020, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2021 and September 30, 2020, respectively	-	-

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of March 31, 2021 and September 30, 2020, 7,486,120 and 5,142,779 shares issued and outstanding as of March 31, 2021 and September 30, 2020, respectively	7,488	5,144
Additional paid in capital	294,781,015	275,548,737
Accumulated deficit	(276,162,006)	(269,835,650)
Applied DNA Sciences, Inc. stockholders’ equity:	18,626,497	5,718,231
Noncontrolling interest	(6,509)	(8,725)
Total equity	18,619,988	5,709,506

Total liabilities and equity	$20,781,584	$11,341,179

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Month Period Ended		Six Month Period Ended
	March 31,		March 31,
	2021	2020	2021	2020
Revenues
Product revenues	$965,110	$197,801	$1,515,207	$435,671
Service revenues	1,706,432	354,672	2,772,476	750,321
Total revenues	2,671,542	552,473	4,287,683	1,185,992

Cost of revenues	356,610	179,582	599,172	411,613
Operating expenses:
Selling, general and administrative	3,557,487	2,285,544	7,058,391	4,658,957
Research and development	874,055	703,018	1,622,420	1,267,444
Depreciation and amortization	199,381	66,537	296,793	141,604
Total operating expenses	4,630,923	3,055,099	8,977,604	6,068,005

LOSS FROM OPERATIONS	(2,315,991)	(2,682,208)	(5,289,093)	(5,293,626)

Interest income (expense), net	13,841	(29,096)	8,403	(58,187)
Loss on extinguishment of convertible notes payable	-	-	(1,774,662)	-
Gain on extinguishment of notes payable (PPP)	839,945	-	839,945	-
Income tax (expense)	-	-	-	-
Other expense, net	(54,873)	(239,601)	(108,733)	(261,833)

NET LOSS	$(1,517,078)	$(2,950,905)	$(6,324,140)	$(5,613,646)

Less: Net (loss) income attributable to noncontrolling interest	$278	$1,220	$(2,216)	$1,190
NET LOSS attributable to Applied DNA Sciences, Inc.	$(1,516,800)	$(2,952,125)	$(6,326,356)	$(5,614,836)
Deemed dividend related to warrant modification	$-	$-	$-	$2,842
Net loss applicable to common stockholders	$(1,516,800)	$(2,952,125)	$(6,326,356)	$(5,617,678)

Net loss per share-basic and diluted	$(0.21)	$(0.79)	$(1.00)	$(1.76)

Weighted average shares outstanding- basic and diluted	7,235,031	3,758,512	6,341,590	3,196,616

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended March 31,		Six-Month Period Ended March 31,
	2021	2020	2021	2020
Net Loss	$(1,517,078)	$(2,950,905)	$(6,324,140)	$(5,613,646)
Interest expense (income), net	(13,841)	29,096	(8,403)	58,187
Depreciation and amortization	199,381	66,537	296,793	141,604
(Gain) Loss on extinguishment of debt	(839,945)	-	934,717	-
Provision for bad debt	19,637	-	19,637	-
Stock based compensation expense	649,248	227,267	1,220,746	432,756
Total non-cash items	14,480	322,900	2,463,490	632,547
Consolidated Adjusted EBITDA (loss)	$(1,502,598)	$(2,628,005)	$(3,860,650)	$(4,981,099)